UNITED STATES DISTRICT COURT
DISTRICT OF CONNECTICUT

PETER DERRER, Derivatively on Behalf of TEREX CORPORATION,

Plaintiff,

vs.

RONALD M. DEFEO, PHILLIP C. WIDMAN, THOMAS J. RIORDAN, G. CHRIS ANDERSEN, DONALD P. JACOBS, DAVID A. SACHS, WILLIAM H. FIKE, DONALD DEFOSSET, HELGE H. WEHMEIER, PAULA H.J. CHOLMONDELEY, OREN G. SHAFFER, THOMAS J. HANSEN, and DAVID C. WANG,

Defendants,

and

TEREX CORPORATION, a Delaware corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No.: 3:10-cv-00550-RNC DERIVATIVE ACTION

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT
OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF TEREX CORPORATION ("TEREX" OR THE "COMPANY") COMMON STOCK AS OF THE CLOSE OF BUSINESS ON JULY 31, 2019 ("TEREX STOCKHOLDERS").
▪    Please read this Notice carefully and in its entirety.

▪
This Notice relates to a proposed settlement of the above-captioned stockholder derivative action (the "Action"), and contains important information regarding your rights. Your rights may be affected by these legal proceedings. If the Court approves the proposed settlement, you will be forever barred from contesting the approval of the settlement and from pursuing, derivatively on behalf of the Company, the Released Plaintiff's Claims (as defined below) as against the Released Defendants (as defined below).

▪	If you hold Terex common stock for the benefit of another, please promptly transmit this document to such beneficial owner.

▪
Because this litigation was brought derivatively on behalf of and for the benefit of Terex, the benefits from the Settlement will go to the Company. Please note that there is no Proof of Claim Form for stockholders to submit in connection with this Settlement, and stockholders are not required to take any action in response to this Notice.

▪
The Court has made no findings or determinations concerning the merits of any claims or defenses by any of the parties in the action. The recitation of the background and circumstances of the settlement contained herein does not constitute findings of the Court. It is based on representations made to the Court by counsel for the parties.

By Order of the United States District Court for the District of Connecticut (the "Court"), you are hereby provided this Notice of the proposed settlement of the Action (the "Settlement"). It is solely to notify you of the pendency of the Action and the terms of the proposed Settlement and your rights related thereto. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation and Agreement of Settlement, dated July 31, 2019 ("Stipulation"). The text of the Stipulation can be viewed and/or downloaded at https://s22.q4cdn.com/583752720/files/docdownloads/2019/08/Stipulation-and-Agreement-of-Settlement.pdf.
Your rights may be affected by the settlement of this Action. Plaintiff in this case, derivatively on behalf of Terex; defendants Ronald M. DeFeo, Phillip C. Widman, Thomas J. Riordan, G. Chris Andersen, Donald P. Jacobs, David A. Sachs, William H. Fike, Donald DeFosset, Helge H. Wehmeier, Paula H.J. Cholmondeley, Oren G. Shaffer, Thomas J. Hansen, and David C. Wang ("Individual Defendants"); and nominal defendant Terex (together with Plaintiff and the Individual Defendants, the "Parties"), have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.
On October 21, 2019, at 10:00 a.m., a hearing (the "Settlement Hearing") will be held before the Court at the United States Courthouse, 450 Main Street, North Courtroom, Hartford, CT 06103 to: (i) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, including the agreed-to amount of attorneys' fees and expenses to be paid to Plaintiff's Counsel, is fair, reasonable, and adequate and in the best interest of the Company and its stockholders, (ii) determine whether the Court should finally approve the Settlement and enter a Final Order and Judgment ("Judgment") as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (iii) hear and determine any objections to the proposed Settlement; and (iv) rule on other such matters as the Court may deem appropriate.

I.	BACKGROUND OF THE ACTION
THE FOLLOWING DESCRIPTION OF THE ACTIONS AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
1.    Terex is a global manufacturer of aerial work platforms, cranes, and materials processing machinery. Terex also designs, builds, and supports products used in construction, maintenance, manufacturing, energy, minerals, and materials management applications. Terex's common stock trades on the New York Stock Exchange under the ticker symbol "TEX." Terex is a corporation duly organized and existing under the laws of the State of Delaware and maintains its principal place of business and executive offices at 200 Nyala Farm Road, Westport, Connecticut 06880.
2.    Beginning on December 21, 2009, three related actions were filed in the United States District Court for the District of Connecticut against Terex and certain of its officers and directors as putative securities class actions on behalf of purchasers and acquirers of Terex common stock, alleging that the defendants made misleading statements concerning, inter alia, Terex's accounting practices and financial condition. These actions were consolidated under the caption, Sheet Metal Workers Local 32 Pension Fund v. Terex Corporation, et al., 3:09-cv-02083-RNC (D. Conn.) (the "Securities Class Action").
3.    On April 12, 2010, this derivative action was commenced by plaintiff Peter Derrer, alleging violations of sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, breaches of fiduciary duty, waste of corporate assets, and unjust enrichment against certain directors and officers of Terex.
4.    On July 1, 2010, the Court stayed this Action pending the Court's resolution of a motion to dismiss the Securities Class Action. By Ruling and Order dated March 31, 2018, the Court granted in part and denied in part the defendants' motion to dismiss the complaint in the Securities Class Action.
5.    On August 30, 2018, the Parties filed a joint status report pursuant to an Order of the Court directing the parties to file such a report. In its portion of the report, Plaintiff's Counsel stated that Mr. Derrer no longer owned any shares of Terex stock and requested an order granting Plaintiff's Counsel leave to issue a press release seeking out a current Terex stockholder willing to intervene as a representative plaintiff in this Action.
6.    On December 4, 2018, Plaintiff's Counsel filed a motion to substitute the Trust as the representative plaintiff in this Action. Defendants filed a memorandum in opposition to that motion on January 17, 2019.

7.    On March 7, 2019, Plaintiff's Counsel sent a letter to the Court on behalf of all Parties to inform the Court that the parties had commenced good faith settlement discussions and request that the time for filing the Trust's reply brief in support of the Motion to Substitute be held in abeyance while the parties continued their settlement discussions.
8.    On March 1, 2019, Plaintiff's Counsel sent a settlement demand to Defendants' counsel, proposing a settlement framework, including various corporate governance reforms. Throughout March and April 2019, counsel for Plaintiff and Defendants negotiated potential settlement terms and conditions. On April 12, 2019, counsel for the parties reached an agreement in principle on the substantive terms of a proposed settlement of the Action.
9.    On August 7, 2019, the Court entered a Preliminary Approval Order in connection with the Settlement, which, among other things, preliminarily approved the Settlement, authorized this Notice to be provided to Terex Stockholders, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

II.	TERMS OF THE PROPOSED SETTLEMENT
10.    The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which is available at https://s22.q4cdn.com/583752720/files/docdownloads/2019/08/Stipulation-and-Agreement-of-Settlement.pdf.
11.    The Board of Directors of Terex (the "Board") has adopted or shall adopt the corporate governance measures (the "Corporate Governance Measures") set forth below. The Corporate Governance Measures set forth herein shall be maintained for a period of at least four years.
12.    Within ninety (90) days of issuance of a final order approving the settlement of this action, Terex's Board shall adopt resolutions and amend Board committee charters and other governing documents to ensure the adoption, implementation and maintenance of the following corporate governance reforms (the "Reforms"):
1.Chief Ethics and Compliance Officer: The duties and responsibilities of the Chief Ethics and Compliance Officer shall be formalized and amended as follows:
a.    The Chief Ethics and Compliance Officer shall be primarily responsible for managing the Company's ethics and compliance program and for assisting the Board in fulfilling its oversight duties with regard to the Company's compliance with applicable laws, regulations and accounting standards, and the dissemination of true and accurate information. In this regard, the Chief Ethics and Compliance Officer shall have access directly to the Governance and Nominating Committee and the Audit Committee, and work with other Board committees as necessary, to facilitate the Board's oversight responsibilities. The position of Chief Ethics and Compliance Officer must at all times be occupied by the General Counsel or another individual with executive-level qualifications and experience sufficient for the position.
b.    The responsibilities and duties of the Chief Ethics and Compliance Officer shall expressly include, without limitation, the following:

(i)
Working with the CEO, General Counsel and the Governance and Nominating Committee to evaluate and define the goals of the Company's ethics and compliance program in light of trends and changes in laws which may affect the Company's compliance with laws relating to disclosure of the Company's risk exposure;

(ii)
Managing and overseeing the Company's ethics and compliance program, implementing policies, procedures and related activities to prevent illegal, unethical and improper conduct, implementing procedures for monitoring and evaluating the program's performance, and communicating with and informing the Governance and Nominating Committee regarding progress toward meeting program goals;

(iii)
Advising the Governance and Nominating Committee and the Audit Committee and acting as the liaison among the executive officers, the Board, and the Governance and Nominating Committee and the Audit Committee, in which capacity the Chief Ethics and Compliance Officer shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance issues to the Governance and Nominating Committee and/or the Audit Committee as appropriate; and (iii) make written recommendations for further evaluation and/or remedial action;

(iv)
Preparing quarterly written reports to the Governance and Nominating Committee and the Audit Committee evaluating material risks concerning the Company's regulatory compliance, and where necessary, recommending remedial action;

(v)
Working with the Company's General Counsel and the Audit Committee to evaluate discuss regulatory compliance – this includes meeting with the General Counsel and the Audit Committee each quarter to discuss ongoing and potential compliance issues; and

(vi)	Overseeing employee compliance training.

c.    Terex shall outline the duties and responsibilities of the Chief Ethics and Compliance Officer publicly on the Company's website.
2.    Enhanced Disclosure Committee Responsibilities
a.    In addition, the Company shall amend the Disclosure Committee Charter, as necessary, to provide that the Disclosure Committee shall be responsible for:

(i)	Assisting in the design of disclosure controls and other procedures;

(ii)
Evaluating the effectiveness of the Company's disclosure controls and procedures as of the end of each year-end, with the Audit Committee and the Company's external auditors, if the Audit Committee deems necessary;

(iii)	Evaluating the materiality of information and events relating to or affecting the Company, and determining the timing and appropriate method of disclosure of information deemed material;

(iv)
Reviewing in advance, in conjunction with the Audit Committee, the Company's quarterly earnings press releases and related materials to determine the adequacy and accuracy of the disclosures included therein;

(v)	Evaluating the Company's public disclosures and disclosure-related internal controls;

(vi)
Reviewing in advance, in conjunction with the Audit Committee, each Form 10-K and Form 10-Q, filed by the Company with the U.S. Securities and Exchange Commission, and each Annual Report to stockholders, to determine the adequacy and accuracy of the disclosures included therein; and

(vii)	Undertaking other duties or responsibilities as the Company's CEO, CFO, and Audit Committee, together, determine is necessary or desirable.
b.    The Company shall post the Disclosure Committee Charter on its website.
3.    Enhanced Audit Committee Responsibilities: The Audit Committee Charter shall be amended, as necessary, to include the following duties and responsibilities:
a.    The Audit Committee shall annually review the overall plan for the Company's audit as proposed by the independent auditors, including the scope of the examination to be performed, the assistance to be provided by the internal auditors, and any developments in accounting principles and auditing standards that may affect either the financial statements or the audit.
b.    The Audit Committee shall annually review and evaluate: (i) the scope and results of the internal audit program; (ii) the internal auditing compliance with appropriate audit standards; (iii) the independent auditors' performance, including the qualifications, performance, and independence of the lead audit partner assigned to the engagement, taking into account the opinions of management and the Company's internal audit personnel; and (iv) its own performance, as well as those of its individual members.
c.    The Audit Committee shall promptly report to the Board on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with applicable accounting standards and related regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.
d.    At least annually, the Audit Committee shall review all critical issues impacting the Company's recognition of revenue.
e.    The Audit Committee shall be responsible for, among other things, monitoring key areas of financial/accounting compliance and relevant trends, and identifying, assessing and managing risk exposures of the Company, including the risks represented by failing to recognize proper accounting treatments, and the failure of management to timely disclose material accounting information to the public.
f.    The Audit Committee as a whole shall annually perform a self-assessment of the committee's performance. This self-assessment shall include consideration of such factors as: (i) attendance at Board and committee meetings; (ii) preparedness for Board and committee meetings; (iii) participation at Board and committee meetings; and (v) candor toward other directors, management, and professionals retained by the Company.
4.    Enhanced Governance and Nominating Committee Responsibilities: The Company shall amend the Governance and Nominating Committee Charter to require Terex's Chief Ethics and Compliance Officer (or General Counsel or other designee in his/her absence) to provide a report on ethics and compliance matters at each regularly scheduled meeting of the Committee. The reports from the Chief Ethics and Compliance Officer (or General Counsel or other designee in his/her absence) shall, at a minimum, include a discussion of any material risks concerning the Company's regulatory compliance and the Chief Ethics and Compliance Officer's evaluation of and, where necessary, recommendations for remedial action.
5.    On-Site Visits: In order to help to educate the Company's directors regarding the culture and to provide them a better understanding of the business, the Company shall amend its Corporate Governance Guidelines to recommend that directors visit a Company location at least once per year.
6.    Management Assessment of Internal Controls: Management shall annually assess the adequacy of the Company's internal controls, and shall report in the Company's Annual Report on Form 10-K any identified material weaknesses.

7.    Board Committee Chair Rotation: Terex shall require committee chairs and the position of Lead Director to be formally considered for rotation at least annually. The Board's annual considerations and decisions concerning rotations of committee chairs and the Lead Director shall be summarized and recorded in Board meeting minutes. In addition, a director must serve on a committee for at least twelve (12) months before becoming chair of that committee, absent extraordinary circumstances as determined by the Board in a good faith exercise of its business judgment.
8.    Limitations on Additional Board Service: The Company shall adopt a provision precluding directors from serving on more than five (5) outside boards of public companies while serving on the Terex Board.
9.    Board Meetings: The Company shall adopt a provision requiring the Board to meet at least four (4) times per year.
10.    Say-on-Pay: The Corporate Governance Guidelines shall be amended to expressly require an annual stockholder advisory vote on the compensation of named executive officers, i.e., a "say-on-pay" provision.
13.    The Defendants enacted the following corporate governance policies and other changes at Terex since the case was commenced, and have agreed to maintain these measures for at least four (4) years from entry of an order finally approving the settlement:
1.    The December 5, 2013, amendment to the Company's Bylaws, which added in Article II, Section 2.14 a provision allowing actions by stockholders normally requiring a meeting and vote to dispense with both if the action is consented to in writing or electronic transmission by shareholders having at least the minimum number of votes required to authorize the action at a meeting.
2.    The following revisions to the Company's Audit Committee Charter on May 14, 2015: (a) in outlining the Committee's responsibility to annually review certain items with an independent auditor and management, the Committee changed the phrase "Any material weakness..." to "Any significant deficiencies or material weakness..."; (b) the Committee updated a provision under its responsibility to include a report in the Company's annual proxy statement identifying matters discussed with independent auditors requiring discussion pursuant to Public Company Accounting Oversight Board No. 16; and (c) the Committee added a provision under the General section outlining the Company's responsibility for the appropriate expenses arising from the retention of advisors and incurred by the Committee in carrying out its duties.
3.    The following revisions to the Company's Governance and Nominating Committee Charter on May 14, 2015: (a) the Committee incorporated the Securities Exchange Commission in determining standards for director independence and subsequent committee membership; (b) the Committee added a provision requiring the annual review of the relationships between directors or director candidates and the Company as to whether such individuals qualify as independent; (c) the Committee added a provision requiring it to review, monitor, and identify the Company's significant corporate social responsibility issues that may affect its business operations (with the relevant criteria including diversity factors such as race, gender, and age); and (d) the Committee altered the language concerning "balanced experience and knowledge base within the total Board" to include provisions requiring substantial knowledge of the Company and its businesses and broadening its experience provision to include current senior operating executives in companies engaged in capital and industrial goods industries (formerly limited to "CEO or similar line experience").
4.    The October 16, 2015 amendment to the Company's Bylaws, which replaced the requirement that "[t]he Chairman of the Board shall be the Chief Executive Officer of the Corporation," with the following: "The Board of Directors shall elect one of its members as either an Executive Chairman or a Non-Executive Chairman."
14.    Within the four (4) year period commencing on the Effective Date, the Board, by a majority vote of the independent directors, after consultation with outside counsel, may, subject to the requirements outlined below, amend or eliminate any one or more of the Corporate Governance Measures if the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term conflicts with (i) the law or (ii) its fiduciary duties to Terex: (a) In the event of a majority vote by the independent directors that a policy, procedure, control, or agreement term should be amended or eliminated on either of the above bases, the independent directors shall endeavor in good faith to adopt an amended or substitute reform that addresses the same goals, purposes and/or functions of the original Corporate Governance Measure; provided that, if the independent directors in a good faith exercise of their business judgment determine that it is not possible to adopt an acceptable amended or substitute reform, the Corporate Governance Measure may be eliminated.

III.	PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND EXPENSES
15.    Plaintiff's Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiff's Counsel been reimbursed for their out-of-pocket expenses. Plaintiff's Counsel and Defendants separately negotiated the Fee and Expense Amount that would be paid to Plaintiff's Counsel. In recognition of the substantial benefits conferred on Terex and its stockholders as a result of the Action and the Settlement, Defendants have agreed to cause their insurers to pay Plaintiff's Counsel attorneys' fees and expenses in the amount of $350,000, subject to Court approval. The Court will determine whether the agreed-to amount of fees and expenses awarded to Plaintiff's Counsel is fair and reasonable and should be approved. The full amount of any attorneys' fees and expenses awarded to Plaintiff's Counsel shall be paid by Terex, through its insurers. Terex Stockholders are not personally liable for any such fees or expenses.

IV.	REASONS FOR THE SETTLEMENT
16.    The Parties have determined that it is desirable and beneficial that the Action and any disputes related thereto are fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiff's Counsel believe that the settlement is in the best interest of the Parties and Terex Stockholders.

A.    Why Did Plaintiff Agree to Settle?
17.    Plaintiff and Plaintiff's Counsel believe that the claims asserted in the Action have merit. Nonetheless, Plaintiff and Plaintiff's Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and appeal. Plaintiff and Plaintiff's Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff and Plaintiff's Counsel are also mindful of the inherent problems of proving the violations asserted in the Action. In consideration of the settlement negotiations that led to the Settlement and after weighing the risks of continued litigation, Plaintiff and Plaintiff's Counsel have determined that it is in the best interests of Terex and its stockholders that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions of the Settlement are fair, reasonable, adequate, and confer substantial benefits to Terex and its stockholders.
B.    Why Did the Defendants Agree to Settle?
18.    Defendants have denied and continue to deny each and all of the claims and contentions alleged in the Action. Moreover, Defendants expressly deny any misconduct alleged in the Action and further deny any wrongdoing, legal liability, or violation of any laws arising out of any of the conduct alleged in the Action. Furthermore, Defendants believe they have substantial defenses to the claims alleged against them in the Action. And neither the Stipulation, nor any document referred to therein, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as an admission by or against any of the Defendants of any fault, wrongdoing, or liability whatsoever or the lack of merit of any defense that had been or could have been asserted to such claim.
19.    Defendants nevertheless recognize that further conduct of the Action against them would be protracted, expensive, and distracting. If the Action were not settled, substantial amounts of time, energy, and resources will have to be devoted to the defense of the claims asserted in the Action. Defendants have, therefore, determined that it is desirable and beneficial to them and to the Company that the Action should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation to eliminate the burden and expense of further protracted litigation.

V.	RELEASE OF CLAIMS
20.    If the Settlement is approved, the Court will enter the Judgment. Pursuant to the Judgment, the Action will be dismissed in its entirety and with prejudice and, upon the Effective Date of the Settlement, the following releases will occur:
Release of Claims by Terex Stockholders and Terex upon the Effective Date: Plaintiff, former plaintiff Peter Derrer, and each and every other Terex Stockholder (or former stockholder), derivatively on behalf of Terex and Terex directly, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Plaintiff's Claims (as defined below) against the Released Defendants (as defined below) and any and all claims (including Unknown Claims (as defined below)) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Defendants, and shall be forever enjoined from prosecuting the Released Plaintiff's Claims. Nothing in the Stipulation shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
"Released Plaintiff's Claims" means any and all manner of claims, demands, remedies, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys' fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and Unknown Claims, that (i) were asserted in the Verified Shareholder Derivative Complaint; or (ii) Plaintiff, former plaintiff Peter Derrer, or any stockholder could have asserted derivatively on behalf of nominal defendant Terex, or by Terex directly, in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law, rule, or regulation, and that are based upon, arise out of, or relate to the actions, inactions, deliberations, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendants relating to any transaction, circumstance, fact, action or omission or failure to act alleged or set forth in the Verified Shareholder Derivative Complaint; provided, however, for the avoidance of doubt, that the Released Plaintiff's Claims shall not include any claims to enforce this Stipulation, the Settlement, or the Final Order and Judgment.
"Released Defendants" means, whether or not each or all of the following Persons were named, served with process, or appeared in the Action, (i) Defendants, Defendants' counsel, and Terex; (ii) the current and former parents (including general or limited partners), affiliates, subsidiaries, successors, predecessors, assigns, and assignees of each of the Defendants, Defendants' counsel, and Terex; and (iii) all of the former or current agents, controlling persons, principals, members, managers, managing members, direct or indirect equity holders, employees, officers, directors, trustees, predecessors, successors, attorneys, heirs, insurers, reinsurers, co-insurers, underwriters, accountants, auditors, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, corporations, bankers, estates, and advisors of each Person listed in (i) and (ii), in their capacities as such, and each of their current and former officers, directors, employees, parents, affiliates, subsidiaries, successors, predecessors, assigns, and assignees, in their capacities as such.
"Unknown Claims" means and includes any and all claims that one or more of the Released Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties. This includes claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision(s) with respect to the Settlement and the Released Claims, including his, her, or its decision to object or not to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiff, former plaintiff Peter Derrer, Defendants, and Terex shall have expressly waived, and each of the other Terex Stockholders shall be deemed to have waived, and by operation of the Final Order and Judgment, shall have expressly waived, and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 (and provisions of the laws of the United States or any state or territory thereof, or of the common law, that are equivalent, comparable, or analogous to California Civil Code § 1542). California Civil Code § 1542 provides that:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Plaintiff, Defendants, and Terex acknowledge, and all other Terex Stockholders by operation of law shall be deemed by operation of law to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiff, Defendants, and Terex, and of all other Terex Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiff, Defendants, and Terex acknowledge, and all other Terex Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of "Unknown Claims" in the definition of "Released Claims" was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.
Release of Claims by Defendants and Terex upon the Effective Date: Defendants, Terex, and each of the other Released Defendants shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants' Claims against the Released Plaintiff and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the prosecution, settlement, or resolution of the Action against the Released Plaintiff, and shall be forever enjoined from prosecuting the Released Defendants' Claims. Nothing in the Stipulation shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
"Released Defendants' Claims" means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys' fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and

Unknown Claims, that were or could have been asserted by any of the Defendants in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, and that are based upon, arise out of, or relate to the commencement, prosecution, defense, or settlement of the Action; provided, however, for the avoidance of doubt, that the Released Defendants' Claims shall not include any claims to enforce this Stipulation, the Settlement, or the Final Order and Judgment.
"Released Plaintiff" means each of Plaintiff, former plaintiff Peter Derrer, Plaintiff's Counsel, Terex, Terex Stockholder(s), and any and all of their former or current agents, parents, controlling persons, partners (including general or limited partners), members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, trustees, predecessors, successors, attorneys, heirs, successors, assigns, insurers, reinsurers, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, corporations, bankers, estates, and advisors.
21.    By Order of the Court, pending final determination of whether the Settlement should be approved, none of the Company, Plaintiff, Terex stockholders, or anyone who acts or purports to act on their behalf, shall institute, commence or prosecute any action that asserts Released Claims against the Defendants and their Related Parties.

VI.	SETTLEMENT HEARING
22.    On October 21, 2019 at 10:00 a.m., the Court will hold the Settlement Hearing at the United States Courthouse, 450 Main Street, North Courtroom, Hartford, Connecticut 06103. At the Settlement Hearing, the Court will: (i) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, including the agreed-to amount of attorneys' fees and expenses to be paid to Plaintiff's Counsel, is fair, reasonable, and adequate and in the best interest of the Company and its stockholders, (ii) determine whether the Court should finally approve the Settlement and enter the Judgment as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (iii) hear and determine any objections to the proposed Settlement; and (iv) rule on other such matters as the Court may deem appropriate.
23.    Pending final determination of whether the settlement should be approved, all Terex Stockholders are enjoined from commencing, instituting, prosecuting, continuing to prosecute, soliciting, encouraging, or participating in the prosecution of any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any of the Released Claims.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING AND OBJECT TO THE SETTLEMENT
24.    Any person or entity who holds of record, or beneficially owns, shares of Terex stock as of July 31, 2019 who continues to hold shares of Terex stock as of October 21, 2019, the date of the Settlement Hearing, may file a written objection to the proposed Settlement. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Clerk of the Court at the address set forth below on or before September 30, 2019. Objections must also be served on Representative Plaintiff's Counsel and Defendants' Counsel (by hand, first class U.S. mail, or express service) at the addresses set forth below so that the objection is received on or before September 30, 2019.

Clerk of the Court	Representative Plaintiff's Counsel	Defendants' Counsel
Clerk of the Court United States District Court for the District of Connecticut United States Courthouse 450 Main Street Hartford, CT 06103	Shane P. Sanders Robbins Arroyo LLP 5040 Shoreham Place San Diego, CA 92122	Israel David Michael A. Kleinman Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004
25.    Any objections, filings, and other submissions: (i) must state the name, address and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) must be signed by the objector; (iii) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court's attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (iv) must include documentation sufficient to prove that the objector owned shares of Terex common stock as of July 31, 2019 and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing. Documentation establishing ownership of Terex stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector's broker containing the information found in an account statement.
26.    You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.
27.    If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Clerk of the Court and serve it on Representative Plaintiff's Counsel and Defendants' Counsel at the addresses set forth in ¶24 above so that it is received on or before September 30, 2019. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

28.    You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Representative Plaintiff's Counsel and Defendants' Counsel at the addresses set forth in ¶24 above so that the notice is received on or before September 30, 2019.
29.    Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, or any other matter related to the Settlement, in the Action or in any other action or proceeding.

VIII.	HOW TO OBTAIN ADDITIONAL INFORMATION
30.    This Notice provides only a summary of the terms and conditions of the Settlement and does not describe all of the details of the Stipulation. For the precise terms and conditions of the Settlement, you may review the Stipulation filed with the Court, which, along with the pleadings and records of the Action, may be inspected during business hours, at the office of the Clerk of the Court, United States District Court, District of Connecticut, United States Courthouse, 450 Main Street, Hartford, Connecticut 06103. You may also view and/or download the Stipulation at https://s22.q4cdn.com/583752720/files/docdownloads/2019/08/Stipulation-and-Agreement-of-Settlement.pdf.
31.    All questions regarding this notice and the Settlement should be made to the following Plaintiff's Counsel:
Shane P. Sanders
Robbins Arroyo LLP
5040 Shoreham Place
San Diego, CA 92122
(619) 525-3990
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE REGARDING THIS NOTICE.

DATED: ____________, 2019	BY ORDER OF THE DISTRICT COURT, UNITED STATES DISTRICT COURT DISTRICT OF CONNECTICUT